Exhibit 99.1

X-Rite Reports Solid First Quarter Results with Pro Forma Revenue Growth of 6.3% Implementation of Cost Savings Synergies Ahead of Target


    GRAND RAPIDS, Mich.--(BUSINESS WIRE)--May 8, 2007--X-Rite,
Incorporated (NASDAQ:XRIT) today announced its financial results for the first quarter ended March 31, 2007.

    First Quarter Highlights:

    -- First quarter combined net sales from continuing operations of $57.7 increased 6.3 percent on a pro forma basis over the first quarter of 2006

    -- Gross margins increased to 62.1 percent in the first quarter from 58.1 percent in the fourth quarter of 2006

    -- Amazys integration significantly ahead of schedule, with cost savings of $11.4 million achieved during the first nine months of combined operations

    -- Sales backlog remained strong at approximately $15 million at the end of March 2007

    -- Sale of non-core Labsphere business for $14.3 million completed on February 7, 2007

    The Company reported first quarter 2007 net sales from continuing operations of $57.7 million, versus $27.2 million for the first quarter of last year on a stand-alone basis and $54.3 million on a combined pro forma basis. Gross margins for the first quarter were
62.1 percent and included $0.1 million of restructuring related charges. Operating income for the first quarter totaled $5.0 million and included $4.5 million in acquisition and restructuring related charges ("acquisition and restructuring expenses"). The Company reported net income in the first quarter of 2007 of $7.8 million, or $0.27 per diluted share, which included $7.6 million, or $0.26 per diluted share, of discontinued operations related to the sale of the Labsphere business. Net income from continuing operations was $0.2 million, or $0.01 per diluted share.

    Adjusted operating income from continuing operations, which excludes acquisition and restructuring expenses, was $9.5 million and reflects a gross margin of 62.3 percent for the first quarter of 2007. Adjusted net income from continuing operations, which excludes acquisition and restructuring expenses, was $3.1 million, or $0.11 per diluted share. A reconciliation of GAAP earnings from continuing operations to adjusted earnings is included in this release.

    "Overall, our revenue performance in the first quarter was on target with our internal expectations. Our customer relationships remain healthy, as our integrated product roadmaps have gained acceptance. Further, our core markets are generally performing as expected and the integration related disruptions we faced in the fourth quarter have been significantly reduced in most areas," stated Thomas J. Vacchiano, Jr., Chief Executive Officer of X-Rite. "Our markets and future growth opportunities remain promising as evidenced by our sustained backlog and order levels at the end of the first quarter."

    "We are pleased to report that we have continued to achieve cost synergies at an accelerated pace while delivering solid top line performance. In the first nine months of combined operations with our Amazys acquisition, we generated $11.4 million of cost savings, reaching and significantly exceeding our $7 million to $9 million target set for the first twelve months," stated Mary E. Chowning, Chief Executive Officer of X-Rite. "Specifically, we oversaw the closure of 14 facilities worldwide, implemented our product line integration plans, consolidated key financial and back office operations, and reduced headcount by 16 percent. Our focused execution on the integration plan reflects a balanced commitment to nurturing the long-term potential for X-Rite while meeting or exceeding our cost synergy goals."

    The first quarter results included the following charges related to the Amazys acquisition and restructuring expenses:

            Description                 Statement of        Amount
                                      Operations Caption
----------------------------------------------------------------------
Product line integration related     Cost of goods sold  $ 0.1 million
 write-offs
----------------------------------------------------------------------
Amortization of Amazys related       Operating expenses  $ 2.7 million
 intangibles
----------------------------------------------------------------------
Integration and restructuring costs  Operating expenses  $ 1.7 million
----------------------------------------------------------------------

----------------------------------------------------------------------
Total pre-tax charges related to                         $ 4.5 million
 Amazys acquisition
----------------------------------------------------------------------

    "Our rapid realization of cost synergies has positively impacted the direction of our operating margin. Excluding acquisition and restructuring expenses, it continued to improve versus historical levels for the first quarter," continued Chowning. "As we achieve the remainder of our targeted synergies, we will see ongoing improvements in operating leverage and cash flow, which we will use to fund capital expenditures, interest costs, working capital and debt reduction. EBITDA, excluding acquisition and restructuring expenses, was $12.3 million or 21.3 percent of sales for the first quarter."

    Amazys Transaction

    X-Rite launched its formal tender offer for outstanding Amazys shares on March 24, 2006. The consideration offered for each Amazys share was cash of 77 CHF plus 2.11 shares of X-Rite common stock. On July 5, 2006, the Company completed the tender offer for 3,422,492 shares of Amazys, or 99.7 percent of the outstanding shares, at a total value of approximately $295 million. X-Rite acquired the final
0.3 percent through a statutory squeeze out process in early 2007.

    Outlook

    As previously announced, the Company expects aggregate revenue growth on a pro forma basis to be flat for the initial 12 months following the close of the acquisition. Estimates for full year 2007 annual revenue growth are 4 to 6 percent.

    During full year 2007, the Company expects to realize additional cost synergies related to the Amazys integration of $14 million to $16 million, including the $5.3 million contribution from the first quarter. Total cumulative synergies anticipated by year-end 2007 range from $20 million to $22 million.

    "We have made significant progress in realizing our projected cost synergies and have strengthened our operational foundation during the process," stated Vacchiano. "Our success to date supports our confidence in the future, as we bring the integration to successful completion in the next 12 to 18 months."

    Conference Call

    The Company will conduct a live audio webcast discussing its first quarter 2007 results on Tuesday, May 8, 2007 at 11:00 a.m. ET. The call will be co-hosted by Thomas J. Vacchiano, Jr., the Company's Chief Executive Officer and Mary E. Chowning, the Company's Chief Financial Officer. To access this webcast, as well as all future webcasts, use the X-Rite corporate website at www.x-rite.com. Select the Investor Relations page and click on the conference call link for the webcast. In addition, an archived version of the webcast conference call will be available on X-Rite's website shortly after the live broadcast.

    About X-Rite

    (NASDAQ:XRIT) X-Rite, which recently acquired Amazys, is the global leader in color-measurement solutions, offering hardware, software and services for the verification and communication of color data. The Company serves a range of industries, including imaging and media, industrial color and appearance, retail color matching, and medical. X-Rite serves customers in more than 100 countries from its offices in Europe, Asia and the Americas.

    EBITDA and Non-GAAP Measures

    In addition to the results reported in accordance with generally accepted accounting standards (GAAP) within this release, X-Rite may reference certain information that is considered a non-GAAP financial measure. Management believes these measures are useful and relevant to management and investors in their analysis of the Company's underlying business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures should not be considered a substitute for any GAAP measures. Additionally, non-GAAP measures as presented by X-Rite may not be comparable to similarly titled measures reported by other companies.

    One specific non-GAAP measure used by X-Rite is "EBITDA", which is defined as earnings before interest, taxes, depreciation and amortization. In addition to disclosing results that are determined under US GAAP, the Company also discloses non-GAAP results of operations that exclude certain expenses and charges that are directly related to the Amazys acquisition and related integration and restructuring. Specific non-GAAP captions on the operations statements include gross profit, operating expenses (selling and marketing expenses, R&D and engineering, general and administrative), operating income from continuing operations, net income from continuing operations and earnings per share information. The excluded expenses and charges primarily include costs and charges resulting from purchase accounting and integration and restructuring activities associated with the July 5, 2006 acquisition of Amazys Holding AG. Management utilizes the line item non-GAAP operations statement for operational planning and decision-making purposes. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits and on the Company's website at xrite.com.

    Forward-Looking Statements and Disclaimer

    This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Company. Factors that could cause such differences include the Company's ability to sustain increased sales, improve operations and realize cost savings, competitive and general economic conditions, ability to access into new markets, acceptance of the Company's products and other risks described in the Company's filings with the US Securities & Exchange Commission ("SEC"). The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or for any other reason.


                  Consolidated Financial Highlights
                (Unaudited - in thousands except EPS)

                                                      Q1        Q1
                                                     2007      2006
                                                  ---------- ---------
Net Sales                                           $57,717   $27,162
Gross Profit                                         35,836    17,925

Gross Profit Percent                                   62.1%     66.0%

Selling and Marketing                                14,092     8,483
R&D and Engineering                                   8,633     4,584
General and Administrative                            6,378     4,685
Restructuring                                           863         -
Integration                                             862       553

Operating Income (Loss)                               5,008      (380)

Interest Expense                                     (4,612)       (5)
Other Income (Expense)                                  (12)      228

Pre-Tax Income (Loss)                                   384      (157)

Income (Loss) From Continuing Operations                217      (134)

Discontinued Operations, Net                          7,593       370

Net Income                                           $7,810      $236


Basic and Diluted Earnings (Loss) Per Share
   Continuing Operations                              $0.01    $(0.01)
   Discontinued Operations                            $0.26     $0.02

Average Shares Outstanding
   Basic                                             28,664    21,241
   Diluted                                           28,973    21,504

Cash and Investments                                $11,821   $16,930
Accounts Receivable                                  39,478    29,164
Inventory                                            31,300    19,760
Other Current Assets                                 23,149     5,122
Goodwill and Other Intangible Assets                277,751    20,055
Other Non-Current Assets                             71,167    65,671
                                                  ---------- ---------
   Total Assets                                     454,666   156,702

Current Liabilities                                  55,883    28,343
Non-Current Liabilities                             203,399       413
                                                  ---------- ---------
   Total Liabilities                                259,282    28,756

   Shareholders' Equity                            $195,384  $127,946

Capital Expenditures (a)                             $2,738   $14,598
Depreciation and Amortization (a) (b)                $5,461    $1,676


International Sales (a)                                66.1%     49.5%

(a) Excludes Labsphere, Inc.
(b) Excludes amortization of deferred financing costs.


          U.S. GAAP to Non-GAAP Measure Reconciliations and
   Earnings Before Interest, Taxes, Depreciation and Amortization
                               (EBITDA)
              For the Three Months Ended March 31, 2007
                (Unaudited - in thousands except EPS)

----------------------------------------------------------------------
                                                Amazys
                                              Acquisition
          Non-GAAP Measures         U.S. GAAP   Related       Non-GAAP
          Used By Management         Measure  Adjustments     Measure
   -------------------------------- --------- -----------     --------

1. Gross Profit                      $35,836        $128  (a) $35,964
                                    =========                 ========
      Gross Profit Percent              62.1%                    62.3%


2. Operating Expenses:
      Selling and Marketing          $14,092       $(631) (b) $13,461
      R&D and Engineering              8,633      (1,704) (b)   6,929
      General and Administrative       6,378        (323) (b)   6,055
      Restructuring                      863        (863) (c)       -
      Integration                        862        (862) (d)       -
                                    ---------                 --------
                                     $30,828                  $26,445
                                    =========                 ========


3. Operating Income                   $5,008      $4,511  (e)  $9,519
                                    =========                 ========


4. Net Income From Continuing           $217      $2,932  (f)  $3,149
    Operations                      =========                 ========



5. Earnings From Continuing
    Operations Per Share
         Basic                         $0.01                    $0.11
         Diluted                       $0.01                    $0.11

      Average Basic Shares
       Outstanding                    28,664                   28,664
      Average Diluted Shares
       Outstanding                    28,973                   28,973

----------------------------------------------------------------------

----------------------------------------------------------------------
                                                Amazys
           Earnings Before                    Acquisition
    Interest, Taxes, Depreciation   Non-GAAP    Related       Non-GAAP
      and Amortization (EBITDA)      Measure  Adjustments     Measure
   -------------------------------- --------- -----------     --------

   EBITDA (Non-GAAP Measure):
      Net Income From Continuing
       Operations (GAAP Measure)        $217      $2,932       $3,149
      Interest Expense                 4,612           -        4,612
      Income Taxes                       167       1,579        1,746
      Depreciation and Amortization    5,461      (2,700)       2,761
                                    --------- -----------     --------
      EBITDA (Non-GAAP Measure)      $10,457      $1,811      $12,268
                                    ========= ===========     ========

----------------------------------------------------------------------

(a) Cost of sales adjustment for end-of-life product charges related to acquisition.
(b) Operating expense adjustments for acquisition-related amortization of intangible assets.
(c) Restructuring charges related to acquisition for severance and severance-related expenses.
(d) Integration expenses related to acquisition.
(e) Operating income effect of adjustments (a) through (d).
(f) Adjustment (e) after tax using a 35% tax rate.

    CONTACT: X-Rite, Incorporated
             Mary E. Chowning, CFO, 616-803-2777
             mchowning@xrite.com